WEBSITE DEVELOPMENT AGREEMENT

This Website Development Agreement (“Agreement”) is made and entered into October 13, 2025, by and between:

Developer: Videval Pro

Address: 120 Newkirk Rd, unit 34, Richmond Hill, ON, L4C9S7;

Client: Bravalo Corporation

Address: 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801. Individually referred to as “Party”, collectively “Parties”.

1.	SCOPE OF WORK

1.1.  The Developer agrees to design, develop, and deliver a fully functional website (hereinafter referred to as the “Website”) in accordance with the specifications set forth in Exhibit A – Project Scope, Schedule, and Cost Estimate.

1.2.  The Client agrees to provide all necessary materials, access, and cooperation to facilitate the development of the Website.

2.	PROJECT TIMELINE

2.1.  The total development period for the Website shall be 2.5 months, commencing from the date of this Agreement, with completion by December 26, 2025.

2.2.	The timeline for each phase of the project is as follows:

Phase	Timeline	Description of Work
1. Strategy & Pre-Project Analysis	Oct 13 – Nov 3, 2025	Brand & business analysis; market & competitor analysis; information architecture & site structure
2. Branding & Visual Identity	Nov 4 – Nov 18, 2025	Visual style development; UI Kit (colors, typography, components); icons & graphic elements
3. UI/UX Design (Premium)	Nov 19 – Dec 2, 2025	UX wireframes & prototypes; UI design for desktop, tablet, and mobile; multiple revision cycles
4. Frontend Development	Dec 3 – Dec 12, 2025	Page development & layout; advanced animations & interactions; basic WCAG accessibility

5. Backend & CMS	Dec 13 – Dec 17, 2025	Backend architecture setup; extended CMS/admin panel; integrations (forms, CRM, email)
6. Content & Copywriting	Dec 14 – Dec 19, 2025	Content structuring; English website copywriting
7. Performance & Security	Dec 20 – Dec 23, 2025	Performance & Core Web Vitals optimization; basic security configuration
8. Testing, QA & Launch	Dec 24 – Dec 26, 2025	Extended QA testing; final optimization & bug fixing; deployment & post-launch support
9. Project Management	Throughout the Project	Project coordination & planning; ongoing communication & delivery control
2.3.	Acceptance and Test Period:

The Website will be delivered to the Client on December 26, 2025.

A 2-day test period will run until December 30, 2025, during which the Client may provide written notice of any issues, defects, or non-conformities.

If no written notice is received by December 30, 2025, the Website shall be deemed accepted by the Client.

3.	FEES AND PAYMENT TERMS

3.1.  The total fee for the services under this Agreement is $36,130 USD, as detailed in Exhibit A – Project Scope, Schedule, and Cost Estimate.

3.2.	Payment shall be made in the following installments:

Phase 1: Payment due no later than December 13, 2025.

Remaining Phases (2–9): The Client may pay in one or more installments over a period of two (2) months after the delivery of the completed Website, i.e., all payments must be completed no later than February 25, 2026.

3.3.	Payments shall be made via bank transfer to the Developer’s designated account.

4.	OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

4.1.   All intellectual property rights, including copyrights, in the Website and any deliverables created under this Agreement, shall transfer to the Client on the day of Website delivery on December 26, 2025, regardless of whether the final payment has been made.

4.2.   The Developer represents and warrants that the work delivered is original and does not infringe upon the rights of any third party.

5.	WARRANTIES AND LIABILITY

5.1.   The Developer warrants that the Website will function according to the specifications in Exhibit A at the time of delivery.

5.2.  The Developer shall not be liable for any damages resulting from the Client’s modification or misuse of the Website after delivery.

5.3.  Both Parties shall be liable for non-performance or delay of obligations under this Agreement in accordance with applicable law.

6.	CONFIDENTIALITY

6.1.   Both Parties agree to keep confidential any proprietary information disclosed during the project, except as required by law or as necessary to perform the obligations under this Agreement.

7.	AMENDMENTS

7.1.  Any amendments or modifications to this Agreement shall be made in writing and signed by both Parties.

9.	GOVERNING LAW

9.1	This Agreement shall be governed by the laws of: Wyoming, unless otherwise agreed.

10.	ENTIRE AGREEMENT

10.1. This Agreement, together with Exhibit A, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and communications, whether written or oral.

[Signature page follows]

11.	SIGNATURE

Developer: Videval Pro	Client: Bravalo Corporation

Signature: /s/ Videval Pro	Signature: /s/ Bravalo Corporation
Date: October 13, 2025	Date: October 13, 2025

Exhibit A – Project Scope, Schedule, and Cost Estimate

Section	Task Description	Hours	Rate	Cost (USD)
	Brand & business analysis	72		2880
1. Strategy & Pre-Project Analysis	Market & competitor analysis	73	40	2920
	Information architecture & site structure	73		2920
	Visual style development	25		1250
2. Branding & Visual Identity	UI Kit (colors, typography, components)	38	50	1900
	Icons & graphic elements	28		1400
	UX wireframes & prototypes	36		1800
3. UI/UX Design (Premium)	UI design (desktop, tablet, mobile)	49	50	2450
	Multiple revision & improvement cycles	25		1250
	Page development & layout	56		3080
4. Frontend Development	Advanced animations & interactions	29	55	1595
	Accessibility (WCAG basic level)	18		990
	Backend architecture setup	39		2145
5. Backend & CMS	Extended CMS / admin panel	24	55	1320
	Integrations (forms, CRM, email)	16		880

6. Content & Copywriting Content structuring 27 50 1350

Website copywriting (English) 27 1350

7. Performance & Security	Performance & Core Web Vitals optimizatio Basic security configuration	n 12 18	55	660 990
	Extended QA testing	14		700
8. Testing, QA & Launch	Final optimization & bug fixing	18	50	900
	Deployment & post-launch support	8		400
9. Project Management Project coordination & planning 15 40 600 Ongoing communication & delivery control 10 400

TOTAL $36130

Developer: Videval Pro	Client: Bravalo Corporation

Signature: /s/ Videval Pro	Signature: /s/ Bravalo Corporation
Date: October 13, 2025	Date: October 13, 2025